UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017
________________________________________________
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

________________________________________________

Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2017, Advanced Energy Industries, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”; capitalized terms used herein but not otherwise defined shall have their meanings as assigned in the Loan Agreement) with Bank of America N.A. (“BA”) which provides a revolving line of credit of up to $100.0 million subject to certain funding conditions through July 28, 2022. Amounts drawn may be used for permitted acquisitions, share repurchases, working capital and other general corporate purposes. Interest on amounts drawn shall be paid quarterly based upon the LIBOR Daily Floating Rate then in effect, plus between one and one-quarter (1.25%) and one and three-quarters (1.75%) percentage points depending on the Funded Debt to EBITDA ratio. Certain affiliates of the Company have also entered into corporate guaranties pursuant to which they have guaranteed the Company’s obligations under the Loan Agreement pursuant to the Guaranty Agreement dated July 28, 2017 by and among UltraVolt Group, Inc., UltraVolt, INC., AEI US Subsidiary, LLC, AEI Global Holdings, LLC, Sekidenko, Inc. and AE Solar Energy, Inc. in favor of BA. The obligations under the Loan Agreement are unsecured until the Funded Debt to EBITDA ratio exceeds 2.0 to 1.0, at which time the Company and certain affiliates’ tangible and intangible personal property will be subject to a first priority, perfected lien and security interest in favor of BA pursuant to a Security Agreement. The Company has not borrowed against this credit facility.

The Loan Agreement requires the Company to pay an unused commitment fee and certain other fees to BA and contains various affirmative and negative covenants, which, among other things, require the Company to maintain Funded Debt to EBITDA ratios and, subject to various exceptions and thresholds, restrict and limit the Company’s activities in various ways, including but not limited to: (i) limiting the payment of certain dividends; (ii) limiting other debt the Company and affiliates’ incur and making certain loans; (iii) limiting the creation of liens on the Company’s and affiliates’ assets; (iv) limiting the Company’s and affiliates’ sale of certain assets; (v) limiting the type of investment the Company and affiliates can make; (vi) limiting extraordinary corporate transactions, changes in stock ownership and board membership changes that would be viewed as a change in control of the Company; (vii) limiting certain changes in the nature of the Company’s and affiliates’ business; (viii) limiting transactions with affiliates; and (ix) other restricted activities more fully set forth in the Loan Agreement.

The description of each of the Loan Agreement, Guaranty Agreement and form of Security Agreement set forth in this Item 1.01 are qualified in their entirety by reference to the terms and provisions of the Loan Agreement, Guaranty Agreement and form of Security Agreement filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed pursuant to Item 1.01 and 2.03:

10.1	Loan Agreement dated July 28, 2017 by and among the Advanced Energy Industries, Inc. and Bank of America N.A.

10.2
Guaranty Agreement dated July 28, 2017 by and among UltraVolt Group, Inc., UltraVolt, INC., AEI US Subsidiary, LLC, AEI Global Holdings, LLC, Sekidenko, Inc. and AE Solar Energy, Inc. in favor of Bank of America, N.A.

10.3
Form of Security Agreement to be entered into if required under the Loan Agreement by and among Bank of America, N.A. , Advanced Energy Industries, Inc., UltraVolt Group, Inc., UltraVolt, INC., AEI US Subsidiary, LLC, AEI Global Holdings, LLC, Sekidenko, Inc. and AE Solar Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas O. McGimpsey
Date: July 31, 2017	Thomas O. McGimpsey
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan Agreement dated July 28, 2017 by and among the Advanced Energy Industries, Inc. and Bank of America N.A.

10.2
Guaranty Agreement dated July 28, 2017 by and among UltraVolt Group, Inc., UltraVolt, INC., AEI US Subsidiary, LLC, AEI Global Holdings, LLC, Sekidenko, Inc. and AE Solar Energy, Inc. in favor of Bank of America, N.A.

10.3
Form of Security Agreement to be entered into if required under the Loan Agreement by and among Bank of America, N.A. , Advanced Energy Industries, Inc., UltraVolt Group, Inc., UltraVolt, INC., AEI US Subsidiary, LLC, AEI Global Holdings, LLC, Sekidenko, Inc. and AE Solar Energy, Inc.